                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            The Pioneer Group, Inc.
                (Name of Registrant as Specified In Its Charter)

                                      [ ]
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                            THE PIONEER GROUP, INC.

                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 1997

     The Annual Meeting of Stockholders of The Pioneer Group, Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts on Tuesday, May 20, 1997, at 2:00 p.m., local time, to consider and act upon the following matters:

          1. To elect seven directors for the ensuing year.

          2. To ratify and approve the Company's 1997 Stock Incentive Plan.

          3. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent accountants for the current year.

          4. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

     Stockholders of record at the close of business on March 24, 1997, are entitled to notice of and to vote at the meeting. The stock transfer books of the Company remain open.

     All stockholders are cordially invited to attend the meeting.

                                            By Order of the Board of Directors,

                                            /s/ Joseph P. Barri
                                            JOSEPH P. BARRI, Secretary

April 15, 1997

                             YOUR VOTE IS IMPORTANT

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                                                       0497-4088

                            THE PIONEER GROUP, INC.

                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 20, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Pioneer Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts 02109 at 2:00 p.m., local time, on Tuesday, May 20, 1997, and at any adjournments of the Annual Meeting. All proxies will be voted in accordance with the instructions contained in the proxies, and if no choice is specified, the proxies will be voted in favor of the election of the director nominees and the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by written or oral request to the Secretary of the Company.

     The Board of Directors has fixed March 24, 1997 (the "Record Date"), as the date for the determination of stockholders entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 25,130,568 shares of Common Stock of the Company. Each share is entitled to one vote.

     The Company is mailing its 1996 Annual Report to Stockholders together with this proxy statement and the enclosed proxy on or about April 15, 1997, to stockholders entitled to vote at the Annual Meeting.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY, 60 STATE STREET, BOSTON, MASSACHUSETTS 02109.

VOTES REQUIRED AND TABULATION OF VOTES

     The holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

     Shares that abstain from voting as to a particular matter will not be counted as votes in favor of such matter, but will be counted as shares voting on such matter. Accordingly, an abstention from voting on a matter has the same effect as a vote against the matter. Shares held in street name by brokers or nominees who indicate on their proxy that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter and will also not be counted as shares voting on such matter. Accordingly, a "broker non-vote" on a matter that requires the affirmative vote of a certain percentage of the shares present and entitled to vote on the matter, such as the election of directors, the ratification and approval of the 1997 Stock Incentive Plan and the ratification of the selection of independent accountants, has no effect on the voting of such matter.

     The seven nominees who receive a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting will be elected. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting at the Annual Meeting is required for the ratification and approval of the 1997 Stock Incentive Plan and for the ratification of the selection of Arthur Andersen LLP as the Company's independent accountants for the current year.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information, as of March 24, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the named executive officers of the Company as defined under the caption "Executive Compensation" below, and (iv) all directors and executive officers of the Company as a group.

                                                                                         PERCENT
                                                                                        OF SHARES
                  NAME AND ADDRESS                     NUMBER                           OF COMMON
                   OF BENEFICIAL                         OF           NATURE OF           STOCK
             OWNER, OFFICER OR DIRECTOR               SHARES(1)      OWNERSHIP(1)     OUTSTANDING(2)
----------------------------------------------------  ---------      ------------     --------------
John F. Cogan, Jr...................................  2,331,515(3)     Direct               9.2%
  60 State Street                                     1,259,386(4)     Indirect             5.0%
  Boston, Massachusetts 02109
Southeastern Asset Management, Inc..................  3,928,400(5)     Indirect            15.6%
  6075 Poplar Avenue
  Suite 900
  Memphis, Tennessee 38119
Robert L. Butler....................................    377,068(3)(6)  Direct               1.5%
David D. Tripple....................................    327,905(3)     Direct               1.3%
Jaskaran S. Teja....................................      6,600(3)     Direct                 *
Maurice Engleman....................................      4,000        Direct                 *
John H. Valentine...................................      4,000        Direct                 *
Alan J. Strassman...................................          0        --                    --
William H. Smith, Jr................................    264,628(3)     Direct               1.0%
William H. Keough...................................    196,776(3)     Direct                 *
All directors and executive officers as a group (17
  persons)..........................................  3,898,974(3)(6)  Direct              14.7%
                                                      1,265,178(4)     Indirect             5.0%

---------------

  * Denotes ownership of less than 1% of outstanding shares of Common Stock.

(1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed.

(2) For purposes of this table, the number of outstanding shares of Common Stock of the Company is adjusted for each director and executive officer to include the number of shares of Common Stock into which any options held by such director or executive officer are exercisable on or before May 23, 1997.

(3) Includes shares of Common Stock that the listed person has the right to acquire under outstanding options which are exercisable on or before May 23, 1997, including 349,000 shares for Mr. Cogan, 228,500 shares for Mr. Butler, 229,000 shares for Mr. Tripple, 5,000 shares for Dr. Teja, 136,500 shares for Mr. Smith, 168,500 shares for Mr. Keough and 1,327,500 shares for all directors and executive officers as a group.

(4) Includes an aggregate of 374,386 shares of Common Stock held in trusts with respect to which Mr. Cogan may be deemed to be a beneficial owner by reason of his interests as a beneficiary and/or position as a trustee, over which shares Mr. Cogan exercises shared voting and investment power. Also includes an aggregate of 885,000 shares of Common Stock held by voting trusts of which Mr. Cogan is the sole trustee.

(5) Consists of shares of Common Stock held by a variety of investment advisory clients, over which shares Southeastern Asset Management, Inc. exercises sole, shared or no voting authority and exercises sole or shared investment power. The foregoing is based solely on information provided by the stockholder in Amendment No. 10 to Schedule 13G dated January 31, 1997.

(6) Includes 84,300 shares that Mr. Butler owns jointly with his wife.

                             ELECTION OF DIRECTORS

     The persons named in the proxy will vote to elect as directors the seven nominees named below, except with respect to any proxy marked against the election of one or more of the nominees. The Board of Directors has fixed the number of directors at seven and, accordingly, the proxy may be voted for only seven directors. All of the nominees are currently directors of the Company. Mr. Strassman was elected to the Board of Directors in November 1996 upon the retirement of Philip L. Carret.

     Each nominee who is elected will hold office until the next annual meeting of stockholders and until his successor is elected and qualified. If a nominee becomes unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. The Company does not anticipate that any of the nominees will be unavailable.

     The following table sets forth the name of each nominee, his age, the year in which he first became a director of the Company, other offices and positions, if any, which he holds with the Company or any significant subsidiary of the Company, or his principal occupation, and the names of other publicly-held or registered investment companies of which he serves as a trustee.

                                                                                        FIRST
                 NAME, OFFICES AND POSITIONS WITH THE COMPANY,                         BECAME A
              PRINCIPAL OCCUPATION AND TRUSTEESHIPS/DIRECTORSHIPS                AGE   DIRECTOR
-------------------------------------------------------------------------------  ---   --------
Robert L. Butler*..............................................................  56      1988
  Executive Vice President of the Company since 1985. President and Director of
     Pioneer Funds Distributor, Inc. ("PFD"). Director of Pioneering Services
     Corporation ("PSC"), Pioneering Management Corporation ("PMC"), Pioneer
     International Corporation ("Pioneer International") and Pioneer Real
     Estate Advisors, Inc. ("PREA"). Vice Chairman of the Supervisory Board of
     Pioneer First Polish Trust Fund Joint Stock Company, SA ("Pioneer
     Poland"). Member of the Supervisory Board of Pioneer Czech Investment
     Company, A.S. ("Pioneer Czech"). Vice Chairman of Pioneer Fonds Marketing
     GmbH ("Fonds Marketing"). Director of Pioneer Management (Ireland) Limited
     ("Pioneer Ireland") and each of Pioneer Global Bond Fund Plc, Pioneer
     Global Equity Fund Plc and Pioneer DM Cashfonds Plc (collectively, the
     "Irish Funds").

                                                                                        FIRST
                 NAME, OFFICES AND POSITIONS WITH THE COMPANY,                         BECAME A
              PRINCIPAL OCCUPATION AND TRUSTEESHIPS/DIRECTORSHIPS                AGE   DIRECTOR
-------------------------------------------------------------------------------  ---   --------
John F. Cogan, Jr.*............................................................  70      1962
  President, Chief Executive Officer and Chairman of the Board of the Company
     since 1962. Chairman of PMC since 1993 and President of PMC from 1962 to
     1993. Director of PMC since 1962. Chairman and Director of PFD, PSC,
     Pioneer Capital Corporation ("PCC"), PREA and Pioneer Forest, Inc.
     Chairman, President and Trustee of each of the registered investment companies in the Pioneer Family of Mutual Funds. President and Director of
     Pioneer International, Pioneer Omega, Inc. ("Pioneer Omega") and Pioneer
     First Russia, Inc. ("Pioneer First Russia"). Chairman and Director of
     Pioneer Goldfields Limited ("PGL"), Teberebie Goldfields Limited, Closed
     Joint Stock Company "Pioneer Metals International" ("Pioneer Metals"),
     Closed Joint-Stock Company "Forest-Starma," Closed Joint-Stock Company
     "Amgun-Forest," Closed Joint-Stock Company "Udinskoye" and Pioneer
     Investments ("Pioneer Investments"). Chairman of Fonds Marketing. Chairman
     of the Supervisory Board of Pioneer Poland and Pioneer Czech. Director of
     Pioneer Ireland and each of the Irish Funds. Partner of the Boston law firm, Hale and Dorr LLP, counsel to the Company.
Maurice Engleman...............................................................  70      1979
  President of E.T. Software, a computer software distributor, since 1995.
     President of Professional Equity Corporation, which markets financed premium life insurance, since 1995. President of Marketing Two, Inc., which markets financed premium life insurance, since February 1996.
     Principal of Engleman & Associates, an insurance sales and service firm.
Alan J. Strassman..............................................................  57      1996
  Partner and Chairman of the Board of Martingale Asset Management, an
     investment advisory firm, since 1988. Previously, Trustee and Executive
     Vice President of Batterymarch Investment Management, Inc. President of
     the Board of Trustees of the Museum of Fine Arts, Boston, Massachusetts.
     Member of the Board of WGBH (public television and radio).
Jaskaran S. Teja...............................................................  67      1994
  Senior Vice President of Pioneer International since 1992. Director of PGL,
     Pioneer Investments and Pioneer Metals. Independent international consultant in financial services and corporate development from 1988 to
     1992. Permanent Representative of India to the United Nations from 1986 to
     1988. Secretary of Government of India, Ministry of External Affairs, from
     1984 to 1986. Additional Secretary for Political Affairs, New Delhi, from
     1981 to 1984. Indian Ambassador to Afghanistan from 1979 to 1981. Deputy
     Chief of Mission, Indian Embassy, Moscow, from 1977 to 1979.
David D. Tripple*..............................................................  53      1986
  Executive Vice President of the Company since 1986. President of PMC since
     1993 and Chief Investment Officer and Director of PMC since 1986.
     Executive Vice President of PMC from 1986 to 1993. Executive Vice
     President and Trustee of each of the registered investment companies in the Pioneer Family of Mutual Funds. Director of PFD, PCC, PREA, Pioneer
     International, Pioneer Investments, Pioneer Omega, Pioneer First Russia,
     Pioneer Ireland and each of the Irish Funds. Member of the Supervisory
     Board of Pioneer Poland and Pioneer Czech.

                                                                                        FIRST
                 NAME, OFFICES AND POSITIONS WITH THE COMPANY,                         BECAME A
              PRINCIPAL OCCUPATION AND TRUSTEESHIPS/DIRECTORSHIPS                AGE   DIRECTOR
-------------------------------------------------------------------------------  ---   --------
John H. Valentine..............................................................  72      1985
  Director of Entrepreneurial Management of Health Policy Institute, since
     1991. Vice Chairman of the Board of Boston Medical Center. President and
     Chief Executive Officer of Beech Hill Hospital from 1980 to 1990. From
     1975 to 1980, consultant to T.A. Associates, a manager of venture capital.
     From 1972 to 1975, partner of Tucker Anthony & R.L. Day, a financial services firm. Overseer of Hurricane Island Outward Bound School and
     Trustee of Thompson Island Outward Bound Education Center. Director of
     Visualization Technology, Inc. and PCC.

---------------

* Member of the Executive Committee.

DIRECTORS' MEETINGS AND FEES

     During 1996, the Board of Directors held four meetings. Each director currently standing for reelection attended at least 75% of the aggregate number of Board meetings and the meetings held by all committees on which he then served. The Company paid its non-management directors, Messrs. Engleman and Valentine, $5,000 for each Board meeting attended during 1996. Board members who serve on the Compensation Committee or Audit Committee receive an additional annual payment of $2,500 per Committee. Expenses for attending meetings are reimbursed. Management directors, Messrs. Cogan, Butler, Teja and Tripple, receive $500 per annum for their services as directors. For 1996, directors received aggregate fees of $66,000 and expense reimbursements of $11,588.

COMMITTEE MEETINGS

     The Compensation Committee of the Board of Directors, consisting of Messrs. Engleman and Valentine, met three times during 1996. This Committee determines the base salary and short and long-term incentives granted to the President, the named executive officers and certain other executives of the Company. Additionally, the Compensation Committee grants awards under the Company's stock option and restricted stock plans and otherwise administers such plans. The Compensation Committee also makes recommendations to the Board of Directors on any proposed plan or program which would benefit primarily the senior executive group. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation" below.

     The Audit Committee of the Board of Directors consists of Messrs. Engleman, Strassman and Valentine. Mr. Strassman was appointed to the Audit Committee in November 1996 following his election to the Board of Directors. The Audit Committee meets at least annually with the Company's independent accountants and periodically with the Company's internal accounting and auditing staff and oversees generally the financial controls and practices of the Company. The Audit Committee met two times during 1996.

     The Company does not have a nominating committee or committee serving a similar function. Nominations are made by and through the full Board of Directors.

EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation for each of the last three fiscal years of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company (such five executive officers are collectively referred to in this proxy statement as the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                                                             -----------------------
                                              ANNUAL COMPENSATION                    AWARDS
                                      -----------------------------------   -------------------------
                                                                OTHER                      SECURITIES
                                                               ANNUAL        RESTRICTED    UNDERLYING     ALL OTHER
          NAME AND                                             COMPEN-         STOCK        OPTIONS        COMPEN-
     PRINCIPAL POSITION        YEAR   SALARY($)  BONUS($)   SATION($)(1)    AWARDS($)(2)     (#)(3)     SATION($)(4)
-----------------------------  ----   --------   --------   -------------   ------------   ----------   -------------
John F. Cogan, Jr.,            1996   $525,000   $450,000      $11,083          --            75,000       $30,000
  President and Chief          1995   $500,000   $500,000      $11,500          --            65,000       $30,000
  Executive Officer of the     1994   $475,000   $500,000      $ 9,500          --            30,000       $30,000
  Company and Chairman of PMC
David D. Tripple,              1996   $425,000   $425,000      $11,083        $ 48,876        15,000       $27,268
  Executive Vice               1995   $382,000   $520,000      $11,500        $ 54,843        15,000       $27,268
  President of the Company     1994   $382,000   $458,400      $ 9,500        $ 72,105        12,500       $27,268
  and President and Chief
  Investment Officer of PMC
Robert L. Butler,              1996   $280,000   $276,250      $   500        $148,146        17,500       $30,000
  Executive Vice               1995   $265,000   $253,500      $   500        $136,022        12,500       $30,000
  President of the Company     1994   $240,000   $211,250      $   500        $113,383        12,500       $30,000
  and President of PFD
William H. Smith, Jr.,         1996   $250,000   $221,000       --            $118,516        12,500       $30,000
  Vice President of            1995   $235,000   $195,000       --            $104,633        12,500       $30,000
  the Company and President    1994   $210,000   $191,750       --            $102,933        12,500       $30,000
  of PSC
William H. Keough,             1996   $265,000   $178,750       --            $ 95,886        12,500       $30,000
  Senior Vice President        1995   $250,000   $172,250       --            $ 92,446        12,500       $30,000
  and Chief Financial Officer  1994   $225,000   $146,250       --            $ 78,375        12,500       $27,000
  of the Company and
  Treasurer of the Company
  and PMC

---------------

(1) Represents amounts paid to management directors for their services as directors of the Company or as trustees of the registered investment companies in the Pioneer Family of Mutual Funds.

(2) Dollar values of 1996 restricted stock awards are based on the market price at the time of grant. With respect to each named executive officer's unvested restricted stock holdings, the number of shares of Common Stock and the dollar value thereof at December 31, 1996, are as follows: 0 and $0 for Mr. Cogan; 15,354 and $363,775 for Mr. Tripple; 18,447 and $436,799 for Mr.
    Butler; 15,576 and $368,821 for Mr. Smith; and 13,951 and $330,390 for Mr.
    Keough. The value of restricted stock holdings is based on the fair market value of the Common Stock on December 31, 1996 ($23.75) less the purchase price paid by the executive for such shares, which is generally $.10 per share, adjusted for stock splits. Dividends will be paid on shares of restricted stock.

(3) Options granted prior to December 1, 1994, have been adjusted for the 2-for-1 stock split effected in the form of a stock dividend on December 9, 1994.

(4) Represents a retirement contribution by the Company, some or all of which is outside of the Company's Retirement Benefit Plan.

STOCK OPTION GRANTS AND EXERCISES

     The following table summarizes stock option grants during 1996 to the named executive officers.

                             OPTION GRANTS IN 1996

                                               INDIVIDUAL GRANTS                            POTENTIAL
                               --------------------------------------------------           REALIZABLE
                                              PERCENT                                    VALUE AT ASSUMED
                               NUMBER OF      OF TOTAL                                     ANNUAL RATES
                               SECURITIES     OPTIONS                                     OF STOCK PRICE
                               UNDERLYING    GRANTED TO    EXERCISE                      APPRECIATION FOR
                                OPTIONS      EMPLOYEES     OR BASE                        OPTION TERM(1)
                                GRANTED      IN FISCAL      PRICE      EXPIRATION    ------------------------
            NAME                 (#)(2)         YEAR        ($/SH)        DATE         5%($)         10%($)
-----------------------------  ----------    ----------    --------    ----------    ----------    ----------
John F. Cogan, Jr. ..........    75,000         26.69%      $24.25       1/11/07     $1,155,872    $2,936,236
David D. Tripple.............    15,000          5.34%      $24.25       1/11/07     $  231,174    $  587,247
Robert L. Butler.............    17,500          6.23%      $24.25       1/11/07     $  269,703    $  685,122
William H. Smith, Jr. .......    12,500          4.45%      $24.25       1/11/07     $  192,645    $  489,373
William H. Keough............    12,500          4.45%      $24.25       1/11/07     $  192,645    $  489,373

---------------

(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the dates the respective options were granted to their expiration dates. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the dates on which the options are exercised.

(2) Each option becomes exercisable in five equal annual installments beginning one year after the date of grant. The Company has never granted stock appreciation rights.

     The following table summarizes stock options held as of December 31, 1996, by the named executive officers. No options were exercised by the named executive officers during 1996.

                    AGGREGATED OPTION EXERCISES IN 1996 AND
                         FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF
                                                       SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                            SHARES                    UNEXERCISED OPTIONS AT             IN-THE-MONEY OPTIONS
                          ACQUIRED ON    VALUE          FISCAL YEAR-END(#)             AT FISCAL YEAR-END($)(1)
                           EXERCISE     REALIZED   -----------------------------     -----------------------------
          NAME                (#)         ($)      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
------------------------  -----------   --------   -----------     -------------     -----------     -------------
John F. Cogan, Jr. .....    --           --          349,000          161,000        $5,993,250        $233,000
David D. Tripple........    --           --          229,000           48,500        $4,173,500        $222,750
Robert L. Butler........    --           --          228,500           49,000        $4,173,500        $222,750
William H. Smith, Jr....    --           --          136,500           40,000        $2,419,750        $156,000
William H. Keough.......    --           --          168,500           44,000        $2,999,750        $222,750

---------------

(1) Based on the fair market value of the Common Stock on December 31, 1996 ($23.75), as reported on the Nasdaq National Market, less the option exercise price.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                  COMPENSATION

     The Company's overall executive compensation program is designed to motivate, reward and retain the management talent needed to achieve its business objectives and maintain competitive positions in the investment management and gold mining and other natural resources industries. The Company's program does this by providing incentives to achieve short-term and long-term objectives, by rewarding exceptional performance and accomplishments that contribute to its businesses and by utilizing competitive base salaries and benefits that recognize a philosophy of career continuity.

     The Company's success is highly dependent upon favorable long-term investment performance of its mutual funds and other managed accounts as well as the continuing development of its gold mining operation and other businesses. Therefore, incentive awards for executive officers are generally granted with an orientation toward long-term performance and may not fluctuate as greatly as year-to-year results. In keeping with this long-term view, retention of executive officers like those named is vital to the Company's competitive strength. Incentives for the Company's Chief Investment Officer, Mr. Tripple, and key investment advisory personnel are substantially correlated with annual performance of assets under management; but such awards also reflect prevailing compensation standards in the investment management industry which continues to reward its top performing executives especially well.

     The philosophical basis of the compensation program is to pay for performance, to reflect appropriately the individual's level of responsibility and to ensure compensation that is competitive with or better than peer group businesses. It is important to encourage a performance-based environment that motivates individual performance by recognizing the past year's results and by providing incentives for further progress in the future. Individual performance includes the ability to implement the Company's business plans, to react to unanticipated external factors that can have a significant impact on corporate performance, to focus on cost containment and to retain and develop necessary staff and organization. Compensation decisions for the President, the named executive officers and the Company's other executives are generally based on the same criteria.

     There are three major components of the Company's compensation program:
Base Salaries, Bonus Awards, and Stock Incentive Awards.

  Base Salaries

     Competitive base salaries are vital to support the philosophy of management development and career orientation of executives and are consistent with the long-term nature of the Company's business. Base salaries and related periodic adjustments are derived primarily from frequent reviews of competitive positioning (how the Company's salary structure for comparable positions compares with that of other relevant companies), business performance, and general economic factors. While there is no specific weighting of these factors, competitive positioning is the primary consideration in setting base salaries. Business and other economic factors such as net income and estimates of inflation are secondary considerations. Executive salaries also relate to the executive's performance, level of responsibility and experience.

     The Compensation Committee of the Board of Directors (the "Committee"), comprised of the undersigned, makes recommendations to the Board of Directors as to the base salary, incentive bonus and long-term awards of the President and sets the salaries and reviews the bonus potential of the other named executive officers and certain other key executives. The Committee typically meets several times, commencing in December each year, to recommend the salaries for the President and the other named executive officers. As a general rule, any changes in approved salaries of executives are reviewed with the Committee before implementation.

     John F. Cogan, Jr. became President in 1962. His 1996 base salary was $525,000 and his 1997 base salary, as recommended by the Committee in December 1996, will continue at the same level.(1) Also in 1996, Mr. Cogan was awarded options to purchase 75,000 shares of Common Stock to encourage his continuing focus on profitability of new ventures and the enterprise as a whole. Mr. Cogan's base salary reflects his extensive hands-on efforts to renew and reinvigorate the Company's domestic investment management business, to oversee the continuing development of the Company's gold mining operations, timber venture and other natural resources businesses in foreign countries and to nurture the Company's other international businesses, including its mutual fund and financial services operations in Poland, its powdered-metals and related operations in Western Russia, its Russian investment management business based in Moscow and its mutual fund management joint venture in India. These efforts have involved considerable travel and extraordinary personal contributions on a continuing basis.

  Bonus Awards

     Bonus awards to executives are granted in bonuses paid out in cash and restricted stock, primarily to recognize contributions to the business during the past year. Performance bonuses generally include a portion that is paid by Restricted Stock Award (see below). The specific bonus an executive receives is dependent on individual performance and level of responsibility. Assessment of an individual's relative performance is made annually based on a number of factors which include initiative, business judgment, technical expertise and management skills and goals and objectives met.

     In its meetings commencing in December each year, the Committee also approves bonuses for the President and certain other executive officers and key employees. In this regard, Mr. Cogan's 1996 bonus award reflects his leadership of, and other significant personal contributions to, the business in 1996. Most importantly, Mr. Cogan has demonstrated an exceptional ability to explore and develop new business opportunities that the Committee is convinced would not otherwise be available to the Company. The Committee also believes that Mr. Cogan's contributions to various elements of the Company's business will enhance the Company's future performance.

     The Committee's determination was based on its subjective judgment regarding Mr. Cogan's overall unique contribution as President. Narrow quantitative measures or formulas are not viewed as sufficiently comprehensive for this purpose.

  Stock Incentive Awards

     Stock incentive awards provided by the stockholder-approved Restricted Stock Plan and Stock Option Plan are long-term incentives that are designed to develop and maintain strong management through share ownership in the Company.

     The Committee believes that a significant portion of senior executives' compensation should be dependent on "value" created for the stockholders. In this way, senior executives share responsibility for the success of all the Company's businesses. Accordingly, the named executive officers and certain other executive officers received stock options, and the named executive officers, other than Mr. Cogan, received restricted

---------------

     1 Mr. Cogan is also a partner of Hale and Dorr LLP, counsel to the Company, to which the Company, the Company's subsidiaries and the registered investment companies in the Pioneer Family of Mutual Funds paid approximately $1.9 million for legal services rendered and related expenses incurred in 1996. Fees paid to Hale and Dorr LLP are not considered relevant to Mr. Cogan's compensation although Mr. Cogan may participate in any law firm net income with respect to such fees. Mr. Cogan does not participate in the provision of any legal services to the Company, all of which are provided by other attorneys at market rates.

stock awards in 1996. Restricted stock and stock option awards are excellent vehicles to focus executives on stockholder values by linking the executives' interests to the share price of the Company's Common Stock. Restricted stock awards vest at the rate of 40% after two years and 20% on each anniversary thereafter. Ten-year options are granted at the fair market value of the Company's Common Stock on the date of grant and become exercisable in 20% annual increments.

     Although the number of shares of restricted stock that the Committee grants to executive officers is based on individual performance (determined as described under "Bonus Awards") and level of responsibility, the award level must be sufficient in size to provide a strong incentive for executives to work for long-term business interests and become significant owners of the business. The number of stock options currently held by an executive is not a factor in determining individual grants since employing that factor would encourage the exercise of options and the sale of shares.

  Compliance with Internal Revenue Code Section 162(m)

     The Company does not believe that Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the corporation's Chief Executive Officer and five other most highly compensated executive officers, will have a material effect on the Company. The Committee intends to periodically review the potential consequences of Section 162(m) and may, in the future, structure some or all of the performance-based portion of its executive officer compensation to comply with certain exemptions provided in
Section 162(m).

  Summary

     The Committee has the responsibility for ensuring that the Company's compensation programs continue to be in the best interest of its stockholders. The Committee consists of outside directors who are not eligible for awards under the Company's compensation programs. Compensation programs providing stock-based compensation to executives, such as the Restricted Stock Plan and the Stock Option Plan, are periodically submitted to stockholders for review and approval. The Company has had, and continues to have, appropriate and competitive compensation programs. The balance of a sound base salary position, competitive short-term bonus orientation, and emphasis on long-term incentives is the foundation which builds stability and supports the Company's businesses.

                                   Maurice Engleman and John H. Valentine,
                                   Compensation Committee of the
                                   Board of Directors

COMPARATIVE STOCK PERFORMANCE

     The graph and table below compare the cumulative stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the Russell 3000 Index and a peer group index consisting of 11 investment management companies (including the Company) for the same period (assuming the investment of $100 in the Company's Common Stock, the Russell 3000 Index and the peer group index on December 31, 1991, and reinvestment of all dividends). Measurement points are the last trading days of the years ended December 31, 1991, 1992, 1993, 1994, 1995 and 1996.

        Measurement Period             The Pioneer      The Russell 3000
      (Fiscal Year Covered)            Group, Inc.            Index         Peer Group Index
1991                                     100.00              100.00              100.00
1992                                     119.95              109.68              118.40
1993                                     215.99              121.60              162.39
1994                                     374.95              121.81              140.22
1995                                     472.07              166.65              196.41
1996                                     417.65              203.00              269.66

---------------

     (1) The Russell 3000 Index is composed of 3,000 large U.S. companies by market capitalization, representing approximately 98% of the dollar value of the U.S. equity market. The largest company in the Russell 3000 Index has a market value of approximately $80 billion and the smallest approximately $60 million.

     (2) In addition to the Company, the peer group index consists of:
         Atlanta/Sosnoff Capital Corp., Bull & Bear Group, Inc., Eaton Vance Corp., Franklin Resources, Inc., New England Investment, Oppenheimer Capital, L.P., T. Rowe Price Associates, Inc., SEI Investment Company, United Asset Management Corp., and Value Line, Inc. Dreyfus Corp., which was included in the peer group index in the Company's 1994 Proxy Statement, ceased to be publicly-traded during 1994. Colonial Group, Inc. and Thomson Advisory Group L.P., which were included in the peer group index in the Company's 1995 Proxy Statement, ceased to be publicly-traded during 1995.

CERTAIN TRANSACTIONS

     Mr. Cogan, President, Chief Executive Officer and Chairman of the Board of the Company, is a partner of Hale and Dorr LLP, counsel to the Company, and Joseph P. Barri, Secretary of the Company, is a partner of Hale and Dorr LLP. Hale and Dorr LLP is a partner in the London-based law firm, Brobeck Hale and Dorr International. The Company and its subsidiaries and the registered investment companies in the Pioneer Family of Mutual Funds paid an aggregate of approximately $1,867,000 and $188,000 in legal fees to Hale and Dorr LLP and Brobeck Hale and Dorr International, respectively, in 1996.

             RATIFICATION AND APPROVAL OF 1997 STOCK INCENTIVE PLAN

     The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting and retaining key personnel. As of March 24, 1997, the number of shares available for future grant under the Company's 1988 Stock Option Plan, as amended (the "1988 Plan"), was 37,000 and under the Company's 1995 Restricted Stock Plan, as amended (the "1995 Plan"), was 383,801. On February 3, 1997, the Board of Directors adopted, subject to stockholder approval, the Company's 1997 Stock Incentive Plan (the "1997 Plan"), which replaces both the 1988 Plan and the 1995 Plan and provides for the issuance of up to 1,500,000 shares of Common Stock of the Company (subject to proportionate adjustment for certain changes in the Company's capitalization). The Company will terminate the 1988 Plan and the 1995 Plan and will not grant any further options or make any further awards of restricted stock to executive officers under these Plans, whether or not the 1997 Plan is approved.

     In approving the adoption of the 1997 Plan and the termination of the 1988 and 1995 Plans, the Board of Directors considered the following: (i) that the 1988 Plan terminates in early 1998; (ii), that, given the Company's historical pattern of option grants under the 1988 Plan, the remaining shares available under the 1988 Plan will likely not be sufficient to accommodate year-end 1997 grants; (iii) that neither the 1988 Plan nor the 1995 Plan permit the issuance of options or restricted stock, as the case may be, that qualify as performance-based compensation under Section 162(m) of the Code; and (iv) that the consolidation of option grants and restricted stock awards under one plan will provide certain administrative and financial reporting efficiencies.

     THE BOARD OF DIRECTORS BELIEVES THAT THE 1997 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

     The following is a brief summary of the provisions of the 1997 Plan. This summary is qualified in all respects by reference to the full text of the 1997 Plan, copies of which are available upon request to the Chief Financial Officer of the Company.

     The 1997 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock and other stock-based awards ("Awards"). No Award may be made under the 1997 Plan after February 3, 2007, but Awards previously granted may extend beyond that date. The 1997 Plan may be sooner terminated and may be amended by the Board of Directors.

DESCRIPTION OF AWARDS

     Incentive Stock Options and Nonstatutory Options. Options granted under the 1997 Plan entitle recipients to purchase a fixed number of shares of Common Stock during specified periods at an option price and subject to such terms and conditions as are established at the time of the grant. Incentive stock options and options that the Compensation Committee intends to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the

Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding 10% or more of the voting stock of the Company). All other options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. On March 24, 1997, the closing sale price of the Company's Common Stock on the Nasdaq National Market was $26.75.

     Restricted Stock. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares. The Board of Directors or the Compensation Committee of the Board of Directors administering the 1997 Plan will determine the price at which shares of Common Stock will be sold to participants, which may not be less than the par value of the Common Stock. All awards may be granted at a price that may be less than, equal to or greater than the fair market value of the Common Stock on the date of award. The purchase price will in most cases be nominal (equal to the par value of $.10 per share), and may vary among participants.

     Shares purchased under the 1997 Plan will be subject, for the period set forth in the document evidencing the applicable restricted stock award (the "Restricted Period"), to certain restrictions upon transfer and provisions relating to forfeiture in the event of termination of employment. In general, with limited exceptions, it is the Company's policy that the recipient's right to sell the awarded stock is restricted as to 100% of the shares awarded during the first two years following the award, 60% during the third year and 20% less each year thereafter. The Company may, in its discretion, waive its right to repurchase any shares which become forfeitable under the 1997 Plan. In addition, the Company may impose upon the recipient of an award such other restrictions on the shares awarded under the 1997 Plan as the Board of Directors may deem advisable and in the best interests of the Company. During the Restricted Period, the recipient retains the right to vote the shares and receive dividends on the shares.

     Other Awards. The 1997 Plan provides for the issuance of other stock-based awards, such as stock appreciation rights ("SARs") and conditional stock grants. The Company does not currently grant such other stock-based awards.

ELIGIBILITY

     All of the employees, officers, directors, consultants and advisors of the Company and certain of its subsidiaries (approximately 700 persons as of March 24, 1997), are eligible to participate in the 1997 Plan. Incentive stock options, however, may only be granted to persons eligible to receive incentive stock options under the Code. The 1997 Plan provides that the maximum number of shares of Common Stock with respect to which Awards may be granted to any employee may not exceed 200,000 during any calendar year. To date, no Awards have been granted under the 1997 Plan. The grant of Awards under the 1997 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group, including the named executive officers.

ADMINISTRATION

     The 1997 Plan is administered by the Board of Directors of the Company and the Compensation Committee of the Board of Directors. The Board has the authority to adopt, amend and repeal the 1997 Plan and the administrative rules, guidelines and practices relating to the 1997 Plan, to interpret the provisions of the 1997 Plan and to accelerate the vesting of Awards. Pursuant to the terms of the 1997 Plan, the Board has appointed the Compensation Committee to administer certain aspects of the 1997 Plan, including the grant of options and the issuance of restricted stock to executive officers. To the extent an amendment to the 1997 Plan is required to grant a particular Award that is intended to qualify as performance-based compensation under Section 162(m) of the Code, such Award shall not become vested until the required amendment to the 1997

Plan is approved by the Company's stockholders. Upon the occurrence of certain acquisitions or mergers of the Company, the Board shall provide for the disposition or continuation of outstanding Awards.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1997 Plan and with respect to the sale of Common Stock acquired under the 1997 Plan.

     Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will generally recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option however, may subject a participant to the alternative minimum tax. Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price. If the participant sells ISO Stock prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then generally all or a portion of the gain recognized will be ordinary compensation income and the remaining gain will be a capital gain, long term if the participant has held the ISO Stock for more than one year prior to the date of the sale. If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of the sale.

     Nonstatutory Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "NSO Stock") on the Exercise Date over the exercise price. With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

     Restricted Stock. The recipient of a restricted stock award will not realize any federal income tax consequences at the time any award is made unless the recipient makes an election under Section 83(b) of the Code. If the recipient makes a Section 83(b) election within 30 days of the date of grant, then he or she will recognize ordinary income, for the year in which the award is received, in an amount equal to the difference between the fair market value of the Common Stock at the time the award is made and the purchase price for the Common Stock. If the Section 83(b) election is not made, the recipient will recognize ordinary income, at the time that the forfeiture provisions and restriction on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at that time and the original purchase price for the Common Stock. Upon a sale of the Common Stock acquired pursuant to a restricted stock award, the recipient will recognize a capital gain or loss on the difference between his or her basis (the price paid plus any ordinary income previously recognized) and the sale price. The gain or loss will be a long-term gain or loss if the Common Stock is held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) election is not made, or just after the award is granted if a Section 83(b) election is made.

     Tax Consequences to the Company. The grant of a stock option or restricted stock award under the 1997 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option acquired under the 1997 Plan nor the sale of any Common Stock acquired under the 1997 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1997 Plan. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized by participants under the 1997 Plan who are employees or otherwise subject to withholding in connection with a restricted stock award or the exercise of a nonstatutory stock option.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company, subject to ratification by the stockholders, has selected the firm of Arthur Andersen LLP, independent accountants, as accountants of the Company for the year ending December 31, 1997. Arthur Andersen LLP has acted as the Company's accountants since 1979.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     If the stockholders do not ratify the selection of Arthur Andersen LLP as the Company's independent accountants, the selection of such accountants will be reconsidered by the Board of Directors.

                             STOCKHOLDER PROPOSALS

     The Company will consider appropriate stockholder proposals for inclusion on the agenda of its 1998 Annual Meeting of Stockholders if such proposals are submitted on or before December 15, 1997. Such proposals must be in writing and should be submitted to the attention of the Chief Financial Officer of the Company, 60 State Street, Boston, Massachusetts 02109.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone and personal interviews. In addition, the Company reserves the right to engage outside agencies to assist in the solicitation of proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and the Company will reimburse them for their out-of-pocket expenses in this regard.

                                            By Order of the Board of Directors,

                                            /s/ Joseph P. Barri
                                            JOSEPH P. BARRI, Secretary

April 15, 1997

     THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR STOCK PERSONALLY EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                                                                      Appendix A


                             THE PIONEER GROUP, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 20, 1997

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Robert L. Butler, John F. Cogan, Jr. and William H. Keough, or each or any of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 1997 Annual Meeting of Stockholders of The Pioneer Group, Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES WILL VOTE "FOR" PROPOSALS 1, 2 AND 3.

--------------------------------------------------------------------------------
            PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                            IN THE ENCLOSED ENVELOPE.

 Please sign exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized officer who should indicate his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED:                 DO YOU HAVE ANY COMMENTS?

----------------------------------        -------------------------------------

----------------------------------        -------------------------------------

----------------------------------        -------------------------------------

                                                                      Appendix A



X        PLEASE MARK VOTES AS IN
         THIS EXAMPLE

-------------------------
THE PIONEER GROUP, INC.
-------------------------       1.  Election of Directors.                           With-    For All
                                                                              For    hold      Except
                                ROBERT L. BUTLER     JASKARAN S. TEJA
                                JOHN F. COGAN, JR.   DAVID D. TRIPPLE
                                MAURICE ENGLEMAN     JOHN H. VALENTINE        ___     ___       ___
                                ALAN J. STRASSMAN
Record Date Shares:
                                NOTE: If you do not wish your shares
                                voted "For" a particular nominee,
                                mark the "For All Except" box and
                                strike a line through the nominee(s)
                                name. Your shares will be voted for
                                the remaining nominee(s).

                                                                              For   Against   Abstain
                                2.  Ratification and approval of 1997
                                    Stock Incentive Plan.                     ___     ___       ___


                                3.  Ratification of the selection of
                                    independent accountants.                  ___     ___       ___


                                A VOTE FOR THE DIRECTOR NOMINEES AND
                                FOR PROPOSALS 2 AND 3 IS RECOMMENDED
                                BY THE BOARD OF DIRECTORS.

Please be sure to sign and date this Proxy. Date:


-------------------        -------------------
Stockholder sign here      Co-owner sign here

DETACH CARD
                             THE PIONEER GROUP, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on Tuesday, May 20, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

The Pioneer Group, Inc.

                                                                      Appendix B

                             THE PIONEER GROUP, INC.

                            1997 STOCK INCENTIVE PLAN


I.   Purpose
     -------

     The purpose of this 1997 Stock Incentive Plan (the "Plan") of The Pioneer Group, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of The Pioneer Group, Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") (a "Subsidiary").

II.  Eligibility
     -----------

     All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".

III. Administration, Delegation
     --------------------------

     A. ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable from time to time, to interpret and correct the provisions of the Plan and any Award. No member of the Board shall be liable for any action or determination relating to the Plan. All decisions by the Board shall be made in their sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

     B. DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

     C. APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). For so long as the common stock, $.10 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of
Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean a Committee or the Board or the executive officer referred to in Section 3(b) to the extent of such delegation.

IV.  Stock Available for Awards
     --------------------------

     A. NUMBER OF SHARES. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 1,500,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as defined hereinafter), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     B. PER-PARTICIPANT LIMIT. Subject to adjustment under Section 4(c), the maximum number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 200,000 per calendar year. The Per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

     C. ADJUSTMENT TO COMMON STOCK. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 8(e)(1) applies for any event, Section 8(e)(1) shall be applicable to such event, and
Section 4(c) shall not be applicable.

V.   Stock Options
     -------------

     A. GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     B. INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     C. EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

     D. DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

     E. EXERCISE OF OPTION. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     F. PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          1. in cash or by check, payable to the order of the Company;

          2. except as the Board may otherwise provide in an Option, delivery of an irrevocable and unconditional undertaking by a credit worthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a credit worthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          3. to the extent permitted by the Board and explicitly provided in the Option, (i) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery, (ii) by delivery of a promissory note of the Participant to the Company on terms determined by the Board (provided that, if determined by the Company to be required by law, the Participant shall pay cash equal to at least the par value of the shares purchased), or (iii) by payment of such other lawful consideration as the Board may determine; or

          4. any combination of the above permitted forms of payment.

VI.  Restricted Stock
     ----------------

     A. GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     B. TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any (provided that, if determined by the Company to be required by law, the Participant shall pay cash equal to at least the par value of the shares purchased). Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

VII. Other Stock-Based Awards
     ------------------------

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

VIII. General Provisions Applicable to Awards
      ---------------------------------------

     A. TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to Participant, to the extent relevant in the context, shall include references to authorized transferees.

     B. DOCUMENTATION. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     C. BOARD DISCRETION. Except as otherwise provided by the Plan, each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

     D. TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     E.   ACQUISITION EVENTS
          ------------------

          1. CONSEQUENCES OF ACQUISITION EVENTS. Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding Awards: (i) provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; (ii) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified date (the "Acceleration Date") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Date and the consummation of such Acquisition Event; (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options;
(iv) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the

Acquisition Event; and (v) provide that any other stock-based Awards outstanding
(A) shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event, or (B), if applicable, shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

     Each Option or other Award assumed or substituted pursuant to clause (i) or
(v)(B) above shall include a provision to the effect that such Option or Award shall become immediately exercisable (or vested) in full if, within the remaining period during which such Option or Award shall otherwise become exercisable pursuant to its terms, the Participant is relocated more than 100 miles from Boston or is terminated for any reason. The provisions of this paragraph (x) shall not apply to any employee who is terminated following an Acquisition Event if such employee was or is a member of the group which has acquired 25% of the combined voting power pursuant to clause d of the following paragraph, and (y) shall be in addition to and not in lieu of any other provisions of this Section VIII(E).

     An "Acquisition Event" shall mean: (a) any merger or consolidation with another corporation unless such merger or consolidation does not change in any material way the voting control of the Company; (b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company; PROVIDED, HOWEVER, that this clause d of this subsection (E)(1) shall not apply to the acquisition of securities by John F. Cogan, Jr., who is currently the beneficial owner of approximately 15% of the securities of the Company.

          2. ASSUMPTION OF OPTIONS UPON CERTAIN EVENTS. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     F. WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     G. AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     H. CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     I. ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

IX.  MISCELLANEOUS
     -------------

     A. NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     B. NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

     C. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     D. AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

     E. STOCKHOLDER APPROVAL. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

     F. GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.


Adopted by the Board of Directors on February 3, 1997.

Approved by the Stockholders on May __, 1997.